                                                             EXHIBIT 10.06.06.01

                           ASSET PURCHASE AGREEMENT
                           ------------------------
                         (WBNW, BOSTON, MASSACHUSETTS)


        This AGREEMENT (the "Agreement") is dated as of December 4, 1996 by and between BACK BAY BROADCASTERS, INC. ("Seller"), and NEW ENGLAND CONTINENTAL MEDIA, INC. ("Buyer").

                                   RECITALS:
                                   ---------

        1. Seller owns and operates radio station WBNW(AM) licensed to Boston, Massachusetts (the "Station"), and holds the licenses and authorizations issued by the FCC for the operation of the Station.

        2. Buyer desires to acquire substantially all the assets of the Station, and Seller is willing to convey such assets to Buyer.

        3. The acquisition of the Station is subject to prior approval of the FCC.

        NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  TERMINOLOGY
                                  -----------

        1.1  ACT. The Communications Act of 1934, as amended.
             ----

        1.2  ADJUSTMENT AMOUNT. As provided in Section 2.7(b), the amount by
             ------------------                 --------------
which Buyer's account is to be credited or charged, as reflected on the Adjustment List.

        1.3  ADJUSTMENT LIST. As provided in Section 2.7(b), an itemized list
             ----------------                 --------------
of all sums to be credited or charged against the account of Buyer, with a brief explanation in reasonable detail of the credits or charges.

        1.4  ASSUMED OBLIGATIONS. Such term shall have the meaning defined in
             --------------------
Section 2.3.
-----------

        1.5  BUSINESS DAY. Any calendar day, excluding Saturdays and Sundays, on
             -------------
which federally chartered banks in the city of Boston, Massachusetts, are regularly open for business.

        1.6  BUYER'S Threshold Limitation. As provided in Section 9.3 (b), the
             -----------------------------                 ---------------
threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Buyer before Seller shall be obligated to indemnify

Buyer. The Buyer's Threshold Limitation shall be (a) Ten Thousand Dollars ($10,000) for any individual claim, liability, damage, loss, cost or expense and
(b) Twenty Five Thousand Dollars ($25,000) for all claims, liabilities, damages, losses, costs and expenses.

        1.7  CLOSING. The closing with respect to the transactions contemplated
             --------
by this Agreement.

        1.8  CLOSING DATE. The date determined as the Closing Date as provided
             -------------
in Section 8.1.
   ------------

        1.9  DOCUMENTS. This Agreement and all Exhibits and Schedules hereto,
             ----------
and each other agreement, certificate, or instrument delivered pursuant to or in connection with this Agreement, including amendments thereto that are expressly permitted under the terms of this Agreement.

        1.10  EARNEST MONEY. The amount of Three Hundred Thousand Dollars
              --------------
($300,000).

        1.11  ENVIRONMENTAL ASSESSMENT. Such term shall have the meaning defined
              -------------------------
in Section 5.10.
   -------------

        1.12  ENVIRONMENTAL LAWS. The Comprehensive Environmental Response
              -------------------
Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act and the Toxic Substances Control Act, each as amended, and any other applicable federal, state and local laws, statutes, rules or regulations concerning the treating, producing, handling, storing, releasing, spilling, leaking, pumping, pouring, emitting or dumping of Hazardous Materials.

        1.13  ESCROW AGENT. Media Services Group, Inc. and Gary Stevens & Co.,
              -------------
Incorporated.

        1.14  ESCROW AGREEMENT. The Escrow Agreement in the form attached as
              -----------------
Exhibit A which Seller, Buyer and the Escrow Agent have entered into
---------
concurrently with the execution of this Agreement relating to the deposit, holding, investment and disbursement of the Earnest Money.

        1.15  EXCLUDED ASSETS. Such term shall have the meaning defined in
              ----------------
Section 2.2.
------------

        1.16  FCC. Federal Communications Commission.
              ----

        1.17  FCC LICENSES. The licenses, permits and authorizations of the FCC
              -------------
for the operation of the Station as listed on Schedule 3.8.
                                              -------------

        1.18  FCC ORDER. An order or decisions of the FCC granting its consent
              ----------
to the assignment of the FCC Licenses to Buyer.

        1.19  FINAL ACTION. An action of the FCC that has not been reversed,
              -------------
stayed, enjoined, set aside, annulled or suspended; with respect to which no timely petition for reconsideration or administrative or judicial appeal or sua
                                                                            ---
sponte action of the FCC with comparable effect is pending and as to which the
------
time for filing any such petition or appeal (administrative or judicial) or for the taking of any such sua sponte action of the FCC has expired.
                       ----------

        1.20  HAZARDOUS MATERIALS. Toxic materials, hazardous wastes, hazardous
              --------------------
substances, pollutants or contaminants, asbestos or asbestos-related products, PCB's, petroleum, crude oil or any fraction or distillate thereof (as such terms are defined in any applicable federal, state or local laws, ordinances, rules and regulations, and including any other terms which are or maybe used in any applicable environmental laws to define prohibited or regulated substances).

        1.21  INDEMNIFIED PARTY. Any party described in Section 9.3(a) or 9.4(a)
              ------------------                        --------------    ------
against which any claim or liability may be asserted by a third party which would give rise to a claim for indemnification under the provisions of this Agreement by such party.

        1.22  INDEMNIFYING PARTY. The party to the Agreement (not the
              -------------------
Indemnified Party) that, in the event of a claim or liability asserted by a third party against the Indemnified Party which would give rise to a claim for indemnification under the provisions of this Agreement, may at its own expense, and upon written notice to the Indemnified Party, compromise or defend such claim.

        1.23 LIEN. Any mortgage, deed of trust, pledge, hypothecation, security
             -----
interest, encumbrance, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any written or oral agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

        1.24  LMA. The Local Programming and Marketing Agreement entered into on
              ----
this date by Buyer and Seller.

        1.25  MATERIAL ADVERSE CONDITION. A condition which would materially
              ---------------------------
restrict, limit, increase the cost or burden of or otherwise adversely affect or materially impair the right of Buyer to the ownership, use, control, enjoyment or operation of the Station or the proceeds therefrom; provided, however, that any condition which requires that the Station be operated in accordance with a condition similar to those contained in the present FCC licenses issued for operation of the Station shall not be deemed a Material Adverse Condition.

        1.26  OSHA LAWS. The Occupational Safety and Health Act of 1970, as
              ----------
amended, and all other federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise affecting health and safety of the workplace.

        1.27  PERMITTED LIEN. Any lien which secures a payment not yet due that
              ---------------
arises, and is customarily discharged, in the ordinary course of Seller's business; any easement, right-of-way or similar imperfection in the Seller's title to its assets or properties that, individually and in the aggregate, are not material in character or amount and do not and are not reasonably expected to materially impair the value or materially interfere with the use of any asset or property of the Seller material to the operation of its business as it is now conducted.

        1.28  PURCHASE PRICE. The consideration to be paid by Buyer to Seller
              ---------------
for purchase of the Sale Assets in an amount equal to Six Million Dollars ($6,000,000).

        1.29  REAL PROPERTY. Such term shall have the meaning defined in Section
              --------------                                             -------
3.13.
----

        1.30  RULES AND REGULATIONS. The rules of the FCC as set forth in Volume
              ----------------------
 47 of the Code of Federal Regulations, as well as such other policies of the Commission, whether contained in the Code of Federal Regulations, or not, that apply to the Station.

        1.31  SALE ASSETS. All of the tangible and intangible assets to be
              ------------
transferred by Seller to Buyer as set forth in Section 2.1.
                                               -----------

        1.32  STATION AGREEMENTS. The agreements, commitments, contracts, leases
              -------------------
and other items described in Section 2.l(c).
                             --------------

        1.33  SELLER'S THRESHOLD LIMITATION. As provided in Section 9.4(b), the
              ------------------------------                --------------
threshold dollar amount for the aggregate of claims, liabilities, damages, losses, costs and expenses that must be incurred by Seller before Buyer shall be obligated to indemnify Seller. The Seller's Threshold Limitation shall be (a) Ten Thousand Dollars ($10,000) for any individual claim, liability, damage, loss, cost or expense and (b) Twenty Five Thousand Dollars ($25,000) for all claims, liabilities, damages, losses, costs and expenses.

        1.34  SURVIVAL PERIOD. The term following the Closing Date during which
              ----------------
all representations, warranties, covenants and agreements of the parties under this Agreement shall survive. The term shall be twelve (12) months.

        1.35  TANGIBLE PERSONAL PROPERTY. The personal property described in
              ---------------------------
Section 2.1(a).
--------------

                                  ARTICLE II
                                  ----------

                               PURCHASE AND SALE
                               -----------------

        2.1  SALE ASSETS. On the Closing Date, Seller will sell, transfer,
             -----------
assign and convey to Buyer, and Buyer will purchase from Seller, free and clear of all Liens, except Permitted Liens, all of Seller's right, title and interest, legal and equitable, in and to all tangible and intangible assets (except Excluded Assets) used or useful in the operation of the Station as it is now operated, including the following:

             (a) TANGIBLE PERSONAL PROPERTY. All equipment, parts, supplies,
                 --------------------------
furniture, fixtures and other tangible personal property now or hereafter owned by Seller and used and/or useful in the operation of the Station as it has been and is now operated, including but not limited to the items listed on Schedule
                                                                      --------
3.6, together with such modifications, replacements, improvements and additional
---
items, and subject to such deletions therefrom, made or acquired between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement;

             (b)  LICENSES AND PERMITS. The FCC Licenses and all other
                  --------------------
assignable or transferable governmental permits, licenses and authorizations (and any renewals, extensions, amendments or modifications thereof) now held by Seller or hereafter obtained by Seller between the date hereof and the Closing Date, to the extent such other permits, licenses and authorizations pertain to or are used in the operation of the Station.

             (c)  STATION AGREEMENTS. All agreements which Seller is a party to
                  -------------------
or bound by which are listed on Schedule 3.8 and which Buyer is electing to
                                ------------
assume; any renewals, extensions, amendments or modifications of those agreements being assumed which are made in the ordinary course of Seller's operation of the Station and in accordance with the terms and provisions of this Agreement; and any additional such agreements, contracts, leases, commitments or orders (and any renewals, extensions, amendments or modifications thereof) made or entered into between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement and which Buyer elects to assume in writing.

             (d)  RECORDS. True and complete copies of all of the books,
                  --------
records, accounts, files, logs, reports of engineers and other consultants or independent contractors, pertaining to or used in the operation of the Station (other than corporate records).

             (e)  MISCELLANEOUS ASSETS. Any other tangible or intangible assets,
                  ---------------------
properties or rights of any kind or nature not otherwise described above in this Section
-------

2.1 and now or hereafter owned or used by Seller in the operation of the
---
Station, including but not limited to all goodwill of the Station; excepting therefrom, any and all right, title or interest in and to the call letters of the Station, "WBNW".

        2.2  EXCLUDED ASSETS. Notwithstanding any provision of this
             ----------------
Agreement to the contrary, Seller shall not transfer, convey or assign to Buyer, but shall retain all of its right, title and interest in and to, the following assets owned or held by it on the Closing Date ("Excluded Assets"):

             (a) Any and all cash, cash equivalents, cash deposits to secure contract obligations (except to the extent Seller receives a credit therefor under Section 2.7, in which event the deposit shall be included as part of the
      -----------
Sale Assets), all inter-company receivables from any affiliate of Seller and all other accounts receivable, bank deposits and securities held by Seller in respect of the Station at the Closing Date.

             (b) Any and all claims of Seller with respect to transactions prior to the Closing including, without limitation, claims for tax refunds and refunds of fees paid to the FCC.

             (c) All prepaid expenses (except to the extent Seller receives a credit therefor under Section 2.7, in which event the prepaid expense shall be
                      -----------
included as part of the Sale Assets).

             (d) All contracts of insurance and claims against insurers.

             (e) All employee benefit plans and the assets thereof and all employment contracts.

             (f) All contracts that are terminated in accordance with the terms and provisions of this Agreement or have expired prior to the Closing Date in the ordinary course of business; and all loans and loan agreements.

             (g) All tangible personal property disposed of or consumed between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.

             (h) Seller's corporate records except to the extent such records pertain to or are used in the operation of the Station, in which case Seller shall deliver accurate copies thereof to Buyer.

             (i) All commitments, contracts and agreements not specifically assumed by Buyer pursuant to Section 2.1 (d), above.
                             ---------------

             (j) Any asset of Seller not comprising the Sale Assets.

             (k) All of Seller's right, title and interest in and to the call letters of the Station, "WBNW".

        2.3  ASSUMPTION OF LIABILITIES.
             -------------------------

             (a) At the Closing, Buyer shall assume and agree to perform, without duplication of Seller's performance, the following liabilities and obligations of Seller (the "Assumed Obligations"):

                (i) Current liabilities of Seller for which Buyer receives a credit pursuant to Section 2.7, but not in excess of the amount of such credit.
                   -----------

                (ii) Liabilities and obligations arising under the Station Agreements, if any, assumed by and transferred to Buyer in accordance with this Agreement, but only to the extent such liabilities and obligations relate to any period of time after the Closing Date.

             (b) Except for the Assumed Obligations and except as expressly provided in the LMA, Buyer shall not assume or in any manner be liable for any duties, responsibilities, obligations or liabilities of Seller of any kind or nature, whether express or implied, known or unknown, contingent or absolute, including, without limitation, any liabilities to or in connection with Seller's employees whether arising in connection with the transaction contemplated hereunder or otherwise.

        2.4  EARNEST MONEY.
             -------------

             (a) Concurrently with the execution of this Agreement, Buyer has deposited with Escrow Agent under the Escrow Agreement, in immediately available funds, the Earnest Money. The Escrow Agent shall hold the Earnest Money under the terms of the Escrow Agreement in trust for the benefit of the parties hereto. Interest and other earnings on the Earnest Money shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

             (b) If Closing does not occur, the Earnest Money shall be delivered to Seller or returned to Buyer in accordance with Section 10.2, and if Closing
                                                  ------------
does occur, the Earnest Money shall be applied to payment of the Purchase Price at Closing as provided in Section 2.5.
                          -----------

        2.5  PAYMENT OF PURCHASE PRICE.
             --------------------------

             (a) The Purchase Price shall be paid by Buyer as follows:

                (i) At the Closing, the Earnest Money shall, subject to execution and delivery of the closing documents described in Section 8.2, become
                                                             -----------
the
property of Seller and shall, pursuant to the Escrow Agreement, be disbursed to Seller by wire transfer of immediately available federal funds.

                (ii) The Purchase Price, less the amount of the Earnest Money disbursed to Seller, shall be paid to Seller at Closing by wire transfer of immediately available federal funds.

             (b) Buyer shall pay to Seller, or Seller shall pay to Buyer, the Adjustment Amount in accordance with Section 2.7.
                                     -----------

        2.6  ALLOCATION OF THE PURCHASE PRICE. Prior to Closing, Buyer and
             ---------------------------------
Seller shall use good faith efforts to agree to an allocation of the Purchase Price. Buyer and Seller shall use such allocation, if agreed upon, for all reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes. Buyer and Seller agree to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation (S) 1.1060-1T.

        2.7  ADJUSTMENT OF PURCHASE PRICE.
             -----------------------------

             (a) Except as otherwise provided in the LMA, all operating income and operating expenses of the Station shall be adjusted and allocated between Seller and Buyer, and an adjustment in the Purchase Price shall be made as provided in this Section, to the extent necessary to reflect the principle that all such income and expenses attributable to the operation of the Station on or before the Closing Date shall be for the account of Seller, and all income and expenses attributable to the operation of the Station after the Closing Date shall be for the account of Buyer.

             (b) To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this Section 2.7 shall be made
                                                      -----------
in accordance with generally accepted accounting principles.

             (c) For purposes of making the adjustments pursuant to this Section, Buyer shall prepare and deliver the Adjustment List to Seller within thirty (30) days following the Closing Date, or such earlier or later date as shall be mutually agreed to by Seller and Buyer. The Adjustment List shall set forth the Adjustment Amount. If the Adjustment Amount is a credit to the account of Buyer, Seller shall pay such amount to Buyer, and if the Adjustment Amount is a charge to the account of Buyer, Buyer shall pay such amount to Seller. In the event Seller disagrees with the Adjustment Amount determined by Buyer or with any other matter arising out of this subsection, and Buyer and Seller cannot within sixty (60) days resolve the disagreement themselves, the parties will refer the disagreement to a firm of independent certified public accountants, mutually acceptable to Seller and Buyer, whose decision shall be final and whose fees and expenses shall be allocated between and paid by Seller and Buyer, respectively, to the extent that such party does not prevail on the disputed matters decided by the accountants.

                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

        Seller hereby represents and warrants to Buyer as follows:

        3.1  ORGANIZATION AND GOOD STANDING. Seller is a corporation, validly
             -------------------------------
existing and in good standing under the laws of the Commonwealth of Massachusetts. Seller has all requisite power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted until the Closing.

        3.2  AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. The execution and
             ----------------------------------------------
delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Seller. Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents have been, or at or prior to the Closing will be, duly executed by Seller. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        3.3  ABSENCE OF CONFLICTS. The execution and delivery of, and the
             ---------------------
performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby:

             (a) Do not in any material respect (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any Lien other than a Permitted Lien on any of the Sale Assets under), any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Seller;

             (b) Do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under the Articles of Organization or Bylaws of Seller or pursuant to any lease, agreement, commitment or other instrument which Seller is a party to, or bound by, or by which any of the Sale Assets may be bound, or result in the creation of any Lien, other than a Permitted Lien, upon any of the Sale Assets.

        3.4  GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES. Except as set
             ----------------------------------------------------
forth on Schedule 3.4, Schedule 3.8 and Schedule 3.9, the execution and delivery
         ------------  ------------     ------------
of, and the performance of its obligations under, this Agreement and each of the other Documents by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration of filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of a nature which Seller is a party to or bound or by which the Sale Assets are bound by or subject to, the failure of which to obtain would have a material adverse effect on the Sale Assets or the operation of the Station.

        3.5  SALE ASSETS. The Sale Assets include all of the assets, properties
             ------------
and rights of every type and description, real, personal and mixed, tangible and intangible, that are used to a material extent in the conduct of the business of owning and operating the Station in the manner in which that business has been and is now conducted, with the exception of the Excluded Assets.

        3.6  TANGIBLE PERSONAL PROPERTY. Except for supplies and other
             ---------------------------
incidental items which in the aggregate are not of material value, the list of Tangible Personal Property set forth on Schedule 3.6 is a complete and correct
                                        ------------
list of all of the items of tangible personal property (other than Excluded Assets) used to a material extent in the operation of the Station in the manner in which it has been and is now operated. Except as set forth on Schedule 3.6:
                                                                 ------------

             (a) Seller has good, marketable and valid title to all of the items of Tangible Personal Property free and clear of all Liens except Permitted Liens, and including the right to transfer same.

             (b) The Tangible Personal Property has been maintained in accordance with industry practices and is in good operating condition subject to ordinary wear and tear.

             (c) The Tangible Personal Property complies with applicable rules and regulations of the FCC and the terms of the FCC Licenses.

             (d) Seller has no knowledge of any defect in the condition or operation of any item of the Tangible Personal Property which is reasonably likely to have a material adverse effect on the operation of the Station.

        3.7  FCC LICENSES. Seller is the holder of the FCC Licenses listed on
             -------------
Schedule 3.7, and except as set forth on such Schedule, the FCC Licenses (i) are
------------
valid, in good standing and in full force and effect and constitute all of the licenses, permits and authorizations required by the Act, the Rules and Regulations or the FCC for, or used in, the operation of the Station as now operated, and (ii) constitute all the licenses and authorizations issued by the FCC to Seller for or in connection with the current operation of the Station. Seller has no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Station. Except as disclosed on Schedule
                                                                       --------
3.7, the Station is being operated at full authorized power, in accordance with
---
the terms and conditions of the FCC Licenses applicable to it and in accordance with the Rules and Regulations. Except as set forth on Schedule 3.7, no
                                                       ------------
proceedings are pending or, to the knowledge of the Seller, are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Station or its operation, other than proceedings affecting the radio broadcasting industry in general. Seller has complied in all material respects with all requirements to file reports, applications and other documents with the FCC with respect to the Station, and all such reports, applications and documents are complete and correct in all material respects. Seller has no knowledge of any matters (i) which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition of any fines or forfeitures by the FCC, or (ii) against Seller which could reasonably be expected to result in the FCC's refusal to grant approval of the assignment to Buyer of the FCC Licenses or the imposition of any Material Adverse Condition in connection with approval of such assignment. There are not any unsatisfied or otherwise outstanding citations issued by the FCC with respect to the Station or its operation. Complete and accurate copies of all FCC Licenses are attached as a part of Schedule 3.8. The "Public Inspection File" of the Station is complete
          ------------
and in substantial and material compliance with Section 73.3526 of the Rules and Regulations.

        3.8  STATION AGREEMENTS.
             -------------------

             (a) Schedule 3.8 sets forth an accurate and complete list of all
                 ------------
agreements, contracts, arrangements, commitments or leases in effect as of the date hereof and which Buyer has agreed to assume, including all amendments, modifications and supplements thereto by which the Station or its assets or properties are bound. Complete and correct copies of all such agreements, contracts, arrangements or commitments that are in writing, including all amendments, modifications and supplements thereto, have been delivered to Buyer.

             (b) Except as set forth in the Schedules, (i) all Station Agreements are legal, valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in any proceeding at law or in equity; (ii) neither Seller nor, to the knowledge of Seller, any other party thereto, is in material breach of or in material default under any Station Agreements; (iii) to the knowledge of Seller, there has not occurred any event which, after the giving of notice or the lapse of time or both, would constitute a material default under, or result in the material breach of, any Station Agreements which are, individually or in the aggregate, material to the operation of the Station; and (iv) Seller holds the right to enforce and receive the benefits under all of the Station Agreements, free and clear of all Liens (other than Permitted Liens) but subject to the terms and provision of each such agreement.

             (c) Schedule 3.8 indicates whether consent or approval by any party
                 ------------
thereto is required for consummation of the transactions contemplated hereby.

        3.9  LITIGATION. Except as set forth on Schedule 3.9, there are no
             -----------                        ------------
claims, known investigations or administrative, arbitration or other proceedings ("Litigation") pending or, to the actual knowledge of Seller, threatened against Seller which would, individually or in the aggregate if adversely determined, have a material adverse effect on the Sale Assets or the operation of the Station, or which would give any third party the right to enjoin the transactions contemplated by this Agreement. To the actual knowledge of Seller, there is no basis for any such claim, investigation, action, suit or proceeding which would, individually or in the aggregate if adversely determined, have an adverse effect on the Sale Assets or operation of the Station. There are no existing or, to the actual knowledge of Seller, pending orders, judgments or decrees of any court or governmental agency materially affecting Seller, the Station or any of the Sale Assets. Notwithstanding the disclosure of Litigation of Seller to Buyer, Buyer shall not assume any liability, damages costs or expense of Seller relating to or arising out of the Litigation.

        3.10 LABOR MATTERS.
             --------------

             (a) Except as set forth on Schedule 3.10, Seller is not a party to
                                        -------------
any collective bargaining agreement, and there is no collective bargaining agreement that determines the terms and conditions of employment of any employees of Seller.

             (b) There is no labor strike, dispute, slow-down or stoppage pending or, to the actual knowledge of Seller, threatened against the Station;

             (c) There are neither pending nor, to the actual knowledge of Seller threatened, any suits, actions, administrative proceedings, union organizing activities, arbitrations, grievances or other proceedings between Seller and any employees of the Station or any union representing such employees; and there are no existing labor or employment or other controversies or grievances involving employees of the Station which have had or are reasonably likely to have a material adverse effect on the operation of the Station;

             (d) With respect to the Station, (i) Seller is in compliance in all material respects with all laws, rules and regulations relating to the employment of labor and all employment contractual obligations, including those relating to wages, hours, collective bargaining, affirmative action, discrimination, sexual harassment, wrongful discharge and the withholding and payment of taxes and contributions; (ii) Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees; and (iii) Seller is not liable to any present or former employees or any governmental authority for damages, arrears of wages or any tax or penalty for failure to comply with the foregoing;

             (e) Buyer's consummation of the transactions contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer the obligation to pay any severance or termination pay under any agreement, plan or arrangement binding upon Seller.

        3.11  EMPLOYEE BENEFIT PLANS. Buyer's consummation of the transactions
              -----------------------
contemplated by this Agreement in accordance with the terms hereof shall not, as a result of or in connection with the transactions contemplated hereby, impose upon Buyer any obligation under any benefit plan, contract or arrangement (regardless of whether they are written or unwritten and funded or unfunded) covering employees or former employees of Seller in connection with their employment by Seller. For purposes of the Agreement, "benefit plans" shall include without limitation employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, vacation benefits, employment and severance contracts, stock option plans, bonus programs and plans of deferred compensation.

        3.12  COMPLIANCE WITH LAW. The operation of the Station complies in all
              --------------------
material respects with the applicable rules and regulations of the FCC and all federal, state, local or other laws, statutes, ordinances, regulations, and any applicable order, writ, injunction or decree of any court, commission, board, agency or other instrumentality.

        3.13  ENVIRONMENTAL MATTERS; OSHA.
              ----------------------------

             (a) Seller has obtained all environmental, health and safety permits necessary or required for either the operation of the Station and all such permits are in full force and effect and Seller is in compliance with all terms and material conditions of such permits.

             (b) There is no proceeding pending or, to Seller's actual knowledge, threatened which may result in the reversal, rescission, termination, modification or suspension of any environmental or health or safety permits necessary for the operation of the Station.

             (c) With respect to the Station, Seller is in compliance in all material respects with the provisions of Environmental Laws.

             (d) During Seller's occupancy of any real property associated with the Station ("the Real Property"), Seller has not, and to Seller's actual knowledge, no other person or entity has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under Environmental Laws. Seller has not caused the migration of any materials from the Real Property onto or under any property adjacent to the Real Property which materials, if known to be present, would require cleanup, removal or other remedial or responsive action under Environmental Laws. To Seller's actual knowledge there are no underground storage tanks and no polychlorinated biphenyls ("PCB") or friable asbestos on such property.

             (e) Seller is not subject to any judgment, decree, order or citation with respect to the Station or the Real Property related to or arising out of Environmental Laws, and Seller has not received notice that it has been named or listed as a potentially responsible party by any person or governmental body or agency in any matter arising under Environmental Laws.

             (f) Seller has not discharged or disposed of any petroleum product or solid waste on the Real Property, or on the property adjacent to the Real Property, which may form the basis for any present or future claim based upon the Environmental Laws in existence on the date hereof or as of the Closing, or any demand or action seeking clean-up of any site, location, body of water, surface or subsurface, under any Environmental Laws or otherwise, or which may subject the owner of the Real Property to claims by third parties (except to the extent third party liability can be established) for damages.

             (g) No portion of the Real Property has ever been used by Seller in material violation of Environmental Laws or used by Seller as a landfill, dump site or any other use which involves the disposal or storage of Hazardous Materials on-site or in any manner which may adversely affect the value of the Real Property.

             (h) No pesticides, herbicides, fertilizers or other materials have been used on, applied to or disposed of by Seller on the Real Property in material violation of any Environmental Laws.

             (i) With respect to the Station or the Real Property, Seller has disposed of all waste in full compliance with all Environmental Laws and to Seller's actual knowledge, there is no existing condition that may form the basis of any present or future claim, demand or action seeking clean up of any facility, site, location or body of water, surface or subsurface.

             (j) To Seller's actual knowledge, Seller is in material compliance with all OSHA Laws.

        3.14  TOWER COORDINATES. At closing Seller shall provide to Buyer the
              ------------------
current vertical elevation and geographical coordinates of the Station's towers ("the Tower Coordinates") and that the Tower Coordinates comply with and correspond to the then current vertical elevation an geographical coordinates authorized by the FAA and FCC.

        3.15  FILING OF TAX RETURNS. Seller has filed all Federal, State and
              ----------------------
local tax returns which are required to be filed, and has paid all taxes and all assessments to the extent that such taxes and assessments have become due.

        3.16  ABSENCE OF INSOLVENCY. No insolvency proceedings of any character
              ----------------------
including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Seller or any of the Sale Assets, are pending or, to the best knowledge of Seller, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for the institution of, any such insolvency proceedings.

        3.17  BROKER'S OR FINDER'S FEES. Except as set forth in Schedule 3.17,
              --------------------------                        -------------
no agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Seller or any affiliate of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

        3.18  INSURANCE. There is now in full force and effect with reputable
              ----------
insurance companies fire and extended coverage insurance with respect to all material tangible Sale Assets and public liability insurance, all in commercially reasonable amounts.


                                  ARTICLE IV
                                  ----------

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

        Buyer represents and warrants to Seller as follows:

        4.1  ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly
             -------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Buyer has all requisite corporate power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

        4.2  AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS. The execution and
             ----------------------------------------------
delivery of, and the performance of its obligations under, this Agreement and each of the other Documents by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action on the part of Buyer. Buyer has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Documents and to consummate the transactions hereby and thereby contemplated. This Agreement and each of the other Documents have been, or at or prior to the Closing will be, duly executed by Buyer. This Agreement constitutes (and each of the other Documents, when so executed and delivered, will constitute) legal and valid obligations of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        4.3  ABSENCE OF CONFLICTS. The execution and delivery of, and the
             ---------------------
performance of its obligations under, this Agreement and each of the other Documents by Buyer, and the consummation by Seller of the transactions contemplated hereby and thereby:

             (a) Do not in any material respect (with or without the giving of notice or the passage of time or both) violate (or result in the creation of any claim, lien, charge or encumbrance on any of the assets or properties of Buyer under) any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Buyer;

             (b) Do not (with or without the giving of notice or the passage of time or both) conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under, the Articles of Organization or Bylaws of Buyer or any lease, agreement, commitment, or other instrument which Buyer is a party to, bound by, or by which any of its assets or properties may be bound.

        4.4  GOVERNMENTAL CONSENTS AND CONSENTS OF THIRD PARTIES. Except for the
             ----------------------------------------------------
required consent of the FCC, Buyer's execution and delivery of, and the performance of its obligations under, this Agreement and each of the other Documents and the consummation by Buyer of the transaction contemplated hereby and thereby, do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of any nature which Buyer is a party to or bound by, the failure of which to obtain would have a material adverse effect on the assets, business, operation or financial condition or results of operations of Buyer.

        4.5  QUALIFICATION.
             --------------

             (a) Buyer has no knowledge after due inquiry of any facts concerning Buyer or any other person with an attributable interest in Buyer (as such term is defined under the Rules and Regulations) which, under present law (including the Act) and the Rules and Regulations, would (i) disqualify Buyer from being the holder of the FCC Licenses, the owner of the Sale Assets or the operator of the Station upon consummation of the transactions contemplated by this Agreement, or (ii) raise a substantial and material question of fact (within the meaning of Section 309(e) of the Act) respecting Buyer's qualifications.

             (b) Without limiting the foregoing Subsection (a), Buyer shall make
                                                --------------
the affirmative certifications provided in Section III of FCC Form 314 at the time of filing of such form with the FCC as contemplated by Section 5.2.
                                                            -----------
        4.6  BROKER'S OR FINDER'S FEES. Except as set forth in Schedule 3.17, no
             --------------------------                        -------------
agent, broker, investment banker, or other person or firm acting on behalf of or under the authority or Buyer or any affiliate of Buyer is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with transactions contemplated by this Agreement.

        4.7  LITIGATION. There are no legal, administrative, arbitration or
             ----------
other proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened against Buyer that would give any third party the right to enjoin the transactions contemplated by this Agreement.


                                   ARTICLE V
                                   ---------

                    TRANSACTIONS PRIOR TO THE CLOSING DATE
                    --------------------------------------

        5.1  CONDUCT OF THE STATION'S BUSINESS PRIOR TO THE CLOSING DATE.
             ------------------------------------------------------------
Seller covenants and agrees with Buyer that between the date hereof and the Closing Date, unless the Buyer otherwise agrees in writing (which agreement shall not be unreasonably withheld), Seller shall:

             (a) Subject to the LMA, use reasonable efforts to operate the Station in substantially the same manner in which it is currently being operated:

             (b) Use reasonable commercial efforts to maintain insurance upon all of the tangible Sale Assets in such amounts and of such kind comparable to that in effect on the date hereof with respect to such Sale Assets and with respect to the operation of the Station, with insurers of substantially the same or better financial condition;

             (c) Subject to the LMA, operate the Station and otherwise conduct its business in accordance with the terms or conditions of its FCC Licenses, the Rules and Regulations, the Act and all other rules and regulations, statutes, ordinances and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Station, except where the failure to so operate the Station would not have a material adverse effect on the Sale Assets or the operation of the Station or on the ability of Seller to consummate the transactions contemplated hereby;

             (d) Maintain the books and records of the Station in Seller's customary manner on a basis consistent with prior years;

             (e) Comply in all material respects with all Station Agreements now or hereafter existing which are material, individually or in the aggregate, to the operation of the Station; provided, however, that Seller shall not be required to continue or resume the broadcast of Bloomberg Financial News once the existing arraignment for such service is terminated;

             (f) Promptly notify Buyer of any material default by, or claim of default against, any party under any Station Agreements which are material, individually or in the aggregate, to the operation of the Station, and any event or condition which, with notice or lapse of time or both, would constitute an event of default under such Station Agreements;

             (g) Not mortgage, pledge or subject to any Lien (except in the ordinary course of business) any of the Sale Assets;

             (h) Not sell, lease or otherwise dispose of, nor agree to sell, lease or otherwise dispose of, any of the Sale Assets, except for dispositions in the ordinary course of business;

             (i) Not acquire or lease any goods or services or enter into, amend or terminate any license, lease of real or personal property or any other Station Agreement, other than in the ordinary course of business;

             (j) Subject to the LMA, not introduce any material change with respect to the operation of the Station including, without limitation, any material changes in the broadcast hours of the Station or any other material change in the Station's programming policies, except such changes as in the sole discretion of Seller, exercised in good faith after consultation with Buyer, are required by the public interest;

             (k) Notify Buyer of any material litigation pending or threatened against Station or Seller or any material damage to or destruction of any assets included or to be included in the Sale Assets;

        5.2  GOVERNMENTAL CONSENTS. Seller and Buyer shall file with the FCC,
             ---------------------
within five (5) business days after the execution of this Agreement, such applications and other documents in the name of Seller or Buyer, as appropriate, as may be necessary or advisable to obtain the FCC Order. Seller and Buyer shall take all commercially reasonable steps necessary to prosecute such filings with diligence and shall diligently oppose any objections to, appeals from, petitions to reconsider or administrative review of such approval of the FCC, to the end that the FCC Order and a Final Action with respect thereto may be obtained as soon as practicable; provided, however, that in the event the application for assignment of the FCC Licenses has been designated for hearing, either Buyer or Seller may elect to terminate this Agreement pursuant to Section 10.1 (c). Buyer
                                                         ----------------
shall not knowingly take, and Seller covenants that Seller shall not knowingly take, any action that party knows or has reason to know would materially and adversely affect or materially delay issuance of the FCC Order or materially and adversely affect or materially delay its becoming a Final Action without a Material Adverse Condition, unless such action is requested or required by the FCC, its staff or the Rules and Regulations. Should Buyer or Seller become aware of any facts which could reasonably be expected to materially and adversely affect or materially delay issuance of the FCC Order without a Material Adverse Condition (including but not limited to, in the case of Buyer, any facts which would reasonably be expected to disqualify Buyer from controlling the Station), such party shall promptly notify the other party thereof in writing and both parties shall cooperate to take all steps necessary or desirable to resolve the matter expeditiously and to obtain the FCC's approval of matters pending before it. Should Buyer, at any time after entering into this Agreement, enter into an agreement to acquire other radio stations in a manner that, in the reasonable opinion of Buyer's counsel, will disqualify Buyer from acquiring the Station without a waiver of the Rules and Regulations by the FCC, then, to the extent permitted by the Rules and Regulations, Buyer shall request such waiver only in conjunction with its acquisition of the other radio stations and Buyer shall request the FCC to process the applications necessary to obtain the FCC Order as if the Buyer did not enter into the agreement to acquire other radio stations; provided, however, that nothing herein shall prohibit Buyer from informing the FCC that such waivers relate to the instant transaction and may affect the ability to obtain a FCC Order.

        5.3  OTHER CONSENTS. Seller shall use its reasonable best efforts to
             --------------
obtain the consent or waivers to the transactions contemplated by this Agreement required under any assumed Station Agreements; provided that Seller shall not be required to pay or grant any material consideration in order to obtain any such consent or waiver.

        5.4  TAX RETURNS AND PAYMENTS.
             ------------------------

             (a) All tax returns, estimates, and reports required to be filed by Seller prior to the Closing Date or relating to periods prior to the Closing Date will be timely filed with the appropriate governmental agencies unless valid extensions therefor shall have been obtained.

             (b) All taxes pertaining to ownership of the Sale Assets or operation of the Station prior to the Closing Date will be timely paid; provided that Seller shall not be required to pay any such tax so long as the validity thereof shall be contested in good faith by appropriate proceedings and Seller shall have set aside adequate reserves with respect to any such tax.

        5.5 ACCESS PRIOR TO THE CLOSING DATE. Prior to the Closing, Buyer and its representatives may make such reasonable investigation of the Sale Assets as it may desire; and Seller shall give to Buyer, its engineers, counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Closing to personnel and all of the assets, books, records and files of or pertaining to the Station, provided that
(i) Buyer shall give Seller reasonable advance notice of each date on which Buyer or any such other person or entity desires such access, (ii) each person (other than an officer of Buyer) shall, if requested by Seller, be accompanied by an officer or their representative of Buyer approved by Seller, which approval shall not be unreasonably withheld, (iii) the investigations at the offices of Seller shall be reasonable in number and frequency, and (iv) all investigations shall be conducted in such a manner as not to physically damage any property or constitute a disruption of the operation of the Station or Seller. Seller shall furnish to Buyer during such period all documents and copies of documents and information concerning the business and affairs of Seller and the Station as Buyer may reasonably request.

        5.6  CONFIDENTIALITY; PRESS RELEASE. All information, data and materials
             ------------------------------
furnished or to be furnished to either party with respect to the other party in connection with this transaction or pursuant to this Agreement are confidential. Each party agrees that prior to Closing (a) it shall not disclose or otherwise make available, at any time, any such information, data or material to any person who does not have a confidential relationship with such party; (b) it shall protect such information, data and material with a high degree of care to prevent the disclosure thereof; and (c) if, for any reason, this transaction is not consummated, all information, data or material concerning the other party obtained by such party, and all copies thereof, will be returned to the other party. After Closing, neither party will disclose or otherwise make available to any person any of such information, data or material concerning the other party, except as may be necessary or appropriate in connection with the operation of the Station by Buyer. Each party shall use its reasonable efforts to prevent the violation of any of the foregoing confidentiality provisions by its respective representatives. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer or Seller from:

                (i) using such information, data and materials in connection with any action or proceeding brought or any claim asserted by Buyer or Seller in respect of any breach by the other of any representation, warranty or covenant made in or pursuant to this Agreement; or

                (ii) supplying or filing such information, data or materials to or with the FCC or any other valid governmental or court authority to the extent reasonably necessary to obtain any consent, waiver, amendment, modification, approval, authorization, permit or license which may be necessary to effectuate this Agreement, and to consummate the transaction contemplated herein.

In the event that either party determines in good faith that a press release or other public announcement is desirable under any circumstances, the parties shall consult with each other to agree upon the appropriate timing, form and content of such release or announcement prior to making such release or announcement.

        5.7  REASONABLE BEST EFFORTS. Subject to the terms and conditions of
             ------------------------
this Agreement, each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to satisfy any condition to the parties' obligations hereunder in its power to satisfy and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

        5.8  FCC REPORTS. Seller shall continue to file, on a current basis
             ------------
until the Closing Date, all reports and documents required to be filed with the FCC with respect to the Station. Seller shall provide Buyer with copies of all such filings within five business days of the filing with the FCC.

        5.9  CONVEYANCE FREE AND CLEAR OF LIENS. At or prior to the Closing,
             -----------------------------------
Seller shall obtain executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets as security for payment of loans and other obligations or judgments and of any other Liens (other than Permitted Liens) on the Sale Assets. At the closing, Seller shall transfer and convey to Buyer all of the Sale Assets free and clear of all Liens except Permitted Liens.

        5.10  Intentionally Omitted

        5.11  REQUEST FOR CALL SIGN CHANGE. Seller shall cooperate with all
              -----------------------------
reasonable requests of Buyer to change the call sign of the Station. Buyer shall pay the costs of the call sign change.

                                  ARTICLE VI
                                  ----------

                         CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF BUYER TO CLOSE
                         -----------------------------

        Buyer's obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, unless waived by Buyer in writing:

        6.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES; CLOSING CERTIFICATE.
             ----------------------------------------------------------------

             (a) The representations and warranties of Seller contained in this Agreement or in any other Document shall be complete and correct in all material respects on the date hereof and at the Closing Date with same effect as though made at such time except for changes that are not materially adverse to the Station or the Sale Assets taken as a whole.

             (b) Seller shall have delivered to Buyer on the Closing Date a certificate that (i) the condition specified in Section 6.1(a) is satisfied as
                                                --------------
of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to the Station, the Sale Assets or Seller's ability to consummate the transaction contemplated hereby), the condition specified in Section 6.2 is satisfied as of the Closing Date.
                       -----------

        6.2  PERFORMANCE OF AGREEMENTS. Seller shall have performed in all
             --------------------------
material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

        6.3  FCC AND OTHER CONSENTS.
             -----------------------

             (a) The FCC Order shall have been issued by the FCC and shall have become a Final Action without any Material Adverse Condition.

             (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Seller.

             (c) All other authorizations, consents, approvals and clearances of federal, state or local governmental agencies required to permit the consummation by Buyer of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have a material adverse effect on the operations of the station.

        6.4  ADVERSE PROCEEDINGS. Neither Buyer nor any affiliate of Buyer shall
             --------------------
be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Station; and no litigation, proceeding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending or shall have been threatened in writing. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transaction contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

        6.5  OPINION OF SELLER'S FCC COUNSEL. Buyer shall have received from
             --------------------------------
Seller's FCC counsel an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Buyer's FCC counsel, to the effect that:

             (a) The FCC Licenses listed on Schedule 3.7 are valid, in good
                                            ------------
standing and in full force and effect and include all licenses, permits and authorizations which are necessary under the Rules and Regulations for Seller to operate the Station in the manner in which the Station is currently being operated.

             (b) To counsel's knowledge, no condition has been imposed by the FCC as part of any FCC License which is not set forth on the face thereof as issued by the FCC or contained in the Rules and Regulations applicable generally to stations of the type, nature, class or location of the Station.

             (c) No proceedings are pending or, to counsel's knowledge, are threatened which may result in the revocation, modification, non-renewal of, suspension of, or the imposition of a Material Adverse Condition upon, any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Station or its operation, other than proceedings affecting the radio broadcasting industry in general.

        In rendering such opinion, counsel shall be entitled to rely upon Seller's representations and warranties in this Agreement and to limit its inquiry to its files and such FCC files and records as are available to it as of 10:00 o'clock A.M. Eastern time the business day immediately preceding the Closing Date. Counsel may state that, as to any factual matters embodied in, or forming a basis for any legal opinion expressed in, such opinion, counsel's knowledge is based solely on such inquiry.

        6.6  OTHER CONSENTS. Seller shall have obtained in writing and provided
             ---------------
to Buyer on or before the Closing Date, without any condition materially adverse to Buyer or the Station, the consents or waivers to the transactions contemplated by this Agreement required under the Station Agreements.

        6.7  DELIVERY OF CLOSING DOCUMENTS. Seller shall have delivered or
             ------------------------------
caused to be delivered to Buyer on the Closing Date each of the Documents required to be delivered pursuant to Section 8.2.
                                     ------------

        6.8  NO CESSATION OF BROADCASTING.
             -----------------------------

             (a) Between the date hereof and the Closing Date, the Station shall not have for a period of more than ten (10) days in the aggregate (i) ceased broadcasting on its authorized frequency, (ii) lost substantially all of its normal broadcasting capability or (iii) been broadcasting at a power level of 50% or less of its FCC authorized level. Seller shall promptly notify Buyer of the occurrence of any one or more of the foregoing events or conditions, and the non-fulfillment of the condition precedent set forth in this Subsection caused by the occurrence of the events specified in Seller's notice shall be deemed waived by Buyer unless, within fifteen (15) days after Buyer's receipt of Seller's written notice, Buyer notifies Seller in writing to the contrary.

             (b) In addition, during the five (5) days immediately preceding the Closing Date, the Station shall have been operating continuously with substantially all of its normal broadcasting capability except for cessation or reductions for insignificant periods of time resulting from occurrences (such as lightning strikes) over which Seller has no control. Seller shall have the right to delay Closing for a period not to exceed thirty (30) days if Seller reasonably determines that any action to restore the Station substantially all of its normal broadcasting capability can be completed during such delay period.

             (c) Notwithstanding the foregoing, the loss or damage to Seller's transmission facilities or the failure to comply with any standard set forth in
Section 6.8(a) or Section 6.8(b) shall not be a condition precedent to Buyer's
--------------    --------------
obligation to close if such loss, damage or failure to comply arose solely by reason of the act or omission of Buyer in its capacity as the programmer of the Station under the LMA.

        6.9  Intentionally Omitted

                                  ARTICLE VII
                                  -----------

                         CONDITIONS PRECEDENT OF THE
                         OBLIGATION OF SELLER TO CLOSE
                         -----------------------------

        The obligation of Seller to close the transaction contemplated by this Agreement is subject to the satisfaction, on or prior to the closing Date, of each of the following conditions, unless waived by Seller in writing:

        7.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.
             -------------------------------------------

             (a) The representations and warranties of Buyer contained in this Agreement shall be complete and correct in all material respects on the date hereof and at the Closing Date with the same effect as though made at such time except for changes that are not materially adverse to Seller.

             (b) Buyer shall have delivered to Seller on the Closing Date a certificate that (i) the condition specified in Section 7.1(a) is satisfied as
                                                --------------
of the Closing Date, and (ii) except as set forth in such certificate (none of which exceptions shall be materially adverse to Buyer's ability to consummate the transaction contemplated hereby), the conditions specified in Section 7.2
                                                                  -----------
are satisfied as of the Closing Date.

        7.2  PERFORMANCE OF AGREEMENTS. Buyer shall have performed in all
             --------------------------
material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing Date.

        7.3.  FCC AND OTHER CONSENTS.
              -----------------------

             (a) The FCC Order shall have been issued by the FCC and shall have become effective under the rules of the FCC.

             (b) Conditions which the FCC Order or any order, ruling or decree of any judicial or administrative body relating thereto or in connection therewith specifies and requires to be satisfied prior to transfer of the FCC Licenses to Buyer shall have been satisfied by Buyer.

             (c) All other authorizations, consents, approvals and clearances of all federal, state and local governmental agencies required to permit the consummation by Seller of the transactions contemplated by this Agreement shall have been obtained; all statutory and regulatory requirements for such consummation shall have been fulfilled; and no such authorizations, consents, approvals or clearances shall contain any conditions that individually or in the aggregate would have any material adverse effect on Seller.

        7.4  ADVERSE PROCEEDINGS. Neither Seller nor any affiliate of Seller
             --------------------
shall be subject to any ruling, decree, order or injunction restraining, imposing material limitations on or prohibiting (i) the consummation of the transactions contemplated hereby or (ii) its participation in the operation, management, ownership or control of the Station; and no litigation, preceding or other action seeking to obtain any such ruling, decree, order or injunction shall be pending or threatened in writing. No governmental authority having jurisdiction shall have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or of any state or political subdivision or that it intends to commence proceedings to restrain such consummation or to force divestiture, unless such governmental authority shall have withdrawn such notice. No governmental authority having jurisdiction shall have commenced any such proceeding.

        7.5  DELIVERY OF CLOSING DOCUMENTS AND PURCHASE PRICE. Buyer shall have
             -------------------------------------------------
delivered or caused to be delivered to Seller on the Closing Date each of the Documents required to be delivered pursuant to Section 8.3, and Seller shall
                                               -----------
have received payment of the Purchase Price with the form of payment set forth in Section 2.5.
   ------------

                                 ARTICLE VIII
                                 ------------

                                    CLOSING
                                    -------

        8.1  TIME AND PLACE. Unless otherwise agreed to in advance by the
             ---------------
parties, Closing shall take place at the offices of Seller's counsel in Boston, Massachusetts, or at such other place as the parties agree, at 10:00 A.M. Eastern Time on the date (the "Closing Date") that is the later of (i) the fifth Business Day after the Applicable Date or (ii) the date as soon as practicable following satisfaction or waiver of the conditions precedent hereunder. The Applicable Date shall be the date on which issuance of the FCC Order without any Material Adverse Condition has become a Final Action.

        8.2  DOCUMENTS TO BE DELIVERED TO BUYER BY SELLER. At the Closing,
             ---------------------------------------------
Seller shall deliver or cause to be delivered to Buyer the following:

             (a) Certified resolutions of Seller's Board of Directors (and shareholders, if required by applicable law) approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

             (b) The certificate required by Section 6.1 (b).
                                             ---------------

             (c) A bill of sale and other instruments of transfer and conveyance transferring to Buyer the Tangible Personal Property.

             (d) Executed releases, in suitable form for filing and otherwise in form and substance reasonably satisfactory to Buyer, of any security interests granted in the Sale Assets as security for payment of loans and other obligations and of any other Liens (other than Permitted Liens).

             (e) An instrument or instruments assigning to Buyer all right, title and interest of Seller in and to all Station Agreements being assumed by Buyer.

             (f) An instrument assigning to Buyer all right, title and interest of Seller in the FCC Licenses, all pending applications relating to the station before the FCC, and any remaining Sale Assets not otherwise conveyed.

             (g) The opinion of Seller's FCC counsel, dated the Closing Date, to the effect set forth in Section 6.5.
                        ------------

             (h) Such additional information and materials as Buyer shall have reasonably requested, including without limitation, evidence that all consents and approvals required as a condition to Buyer's obligation to close hereunder have been obtained.

        8.3  DOCUMENTS TO BE DELIVERED TO SELLER BY BUYER. At the Closing, Buyer
             ---------------------------------------------
shall deliver or cause to be delivered to Seller the following:

             (a) Certified resolutions of Buyer's Board of Directors (ad Buyer's shareholders if required by law) approving the execution and delivery of this Agreement and each of the other Documents and authorizing the consummation of the transaction contemplated hereby and thereby.

             (b) The Purchase Price as set forth in Section 2.5.
                                                    ------------

             (c) The agreement of Buyer assuming the obligations under any Station Agreements being assumed by Buyer.

             (d) The certificate required under Section 7.1 (b).
                                                ----------------

             (e) Such additional information and materials as Seller shall have reasonably requested.

                                  ARTICLE IX
                                  ----------

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES:
                  -------------------------------------------
                                INDEMNIFICATION
                                ---------------

        9.1  SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations,
             ------------------------------------------
warranties, covenants and agreements contained in this Agreement or in any other Document shall survive the Closing for the Survival Period and the Closing shall not be deemed a waiver by either party of the representations, warranties, covenants or agreements of the other party contained herein or in any other Document. No claim may be brought under this Agreement or any other Document unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the Survival Period. In the event such a notice is so given, the right to indemnification with respect thereto under this Article shall survive the Survival Period until such claim is finally resolved and any obligations with respect thereto are fully satisfied. Notwithstanding the foregoing, the provisions for survival and the making of claims shall not apply to the agreements whereby Buyer assumes the obligations under Subsection 8.3(c), each of which agreements shall be governed by its own
      -----------------
terms.

        9.2  INDEMNIFICATION IN GENERAL. Buyer and Seller agree that the rights
             ---------------------------
to indemnification and to be held harmless set forth in this Agreement shall, as between the parties hereto and their respective successors and assigns, be exclusive of all rights to indemnification and to be held harmless that such party (or its successors or assigns) would otherwise have by statute, common law or otherwise.

        9.3  INDEMNIFICATION BY SELLER.
             --------------------------

             (a) Subject to the provisions of Subsection (b) below and Section
                                              --------------           -------
10.2 below, Seller shall indemnify and hold harmless Buyer and any officer,
----
director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of:

                (i) Any breach or non-performance by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Documents; or

                (ii) The ownership or operation by Seller of the Station or the Sale Assets on or prior to the Closing Date, except as relates to operation of the Station by Buyer under the LMA;

                (iii) All other liabilities and obligations of Seller other than the Assumed Obligations; or

                (iv) Noncompliance by Seller with the provisions of the Bulk Sales Act, if applicable, in connection with the transaction contemplated hereby.

             (b) Notwithstanding anything contained herein to the contrary, if Closing occurs, Seller shall not be obligated to indemnify Buyer pursuant to Subsection (a) above (i) for any amounts in excess of the Purchase Price in
--------------
the aggregate, or (ii) unless and until the aggregate amount of such claims, liabilities, damages, losses, costs and expenses exceeds Buyer's Threshold Limitation, in which case Buyer shall then be entitled to indemnification of the entire aggregate amount, provided that any amounts owed by Seller to Buyer under Sections 2.7 and 9.3(a)(iv) above shall not be counted in determining whether
------------     ----------
Buyer's Threshold Limitation is satisfied, and Buyer shall have the right to recover any such payment without regard to such limitation. In no event shall Seller be liable hereunder for any lost profits of Buyer, consequential damages or injury to the reputation of Buyer.

        9.4  INDEMNIFICATION BY BUYER.
             -------------------------

             (a) Subject to the provisions of Subsection (b) below and Section
                                              --------------           -------
10.2 below, Buyer shall indemnify and hold harmless Seller and any officer,
----
director, agent, employee and affiliate thereof with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including reasonable attorneys' fees) relating to or arising out of:

                (i) Any breach or non-performance by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other Document; or

                (ii) The ownership or operation of the Station after the Closing Date; or

                (iii) All other liabilities or obligations of Buyer including, without limitation, the Assumed Obligations.

             (b) Notwithstanding anything contained herein to the contrary, if Closing occurs, Buyer shall not be obligated to indemnify Seller pursuant to Subsection (a) above unless and until the aggregate amount of such claims,
--------------
liabilities, damages, losses, costs and expenses exceeds Seller's Threshold Limitation, in which case Seller shall then be entitled to indemnification of the entire aggregate amount, provided that any amounts owed by Buyer to Seller under Section 2.7 above shall not be counted in determining whether Seller's
      -----------
Threshold Limitation is satisfied, and Seller shall have the right to recover any such payment without regard to such limitation. In no event shall Buyer be liable hereunder for any lost profits of Seller, consequential damages or injury to the reputation of Seller.

        9.5  Indemnification Procedures. In the event that an Indemnified Party
             ---------------------------
may be entitled to indemnification hereunder with respect to any asserted claim of, or obligation or liability to, any third party, such party shall notify the Indemnifying Party thereof, describing the matters involved in reasonable detail, and the Indemnifying Party shall be entitled to assume the defense thereof upon written notice to the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party; provided, that once the defense thereof is assumed by the Indemnifying Party, the Indemnifying Party shall keep the Indemnified Party advised of all developments in the defense thereof and any related litigation, and the Indemnified Party shall be entitled at all times to participate in the defense thereof at its own expense. If the Indemnifying Party fails to notify the Indemnified Party of its election to defend or contest its obligation to indemnify under this Article IX, the Indemnified Party may pay,
                                   ------------
compromise, or defend such a claim without prejudice to any right it may have hereunder.

                                   ARTICLE X
                                   ---------

                        TERMINATION; LIQUIDATED DAMAGES
                        -------------------------------

        10.1  TERMINATION. If Closing shall not have previously occurred, this
              ------------
Agreement shall terminate upon the earliest of:

             (a) the giving of written notice from Seller to Buyer, or from Buyer to Seller, if:

                (i) Seller gives such termination notice and is not at such time in material default hereunder, or Buyer gives such termination notice and Buyer is not at such time in material default hereunder; and

                (ii)   Either:

                       (A) any of the representations or warranties contained herein of Buyer (if such termination notice is given by Seller), or of Seller (if such termination notice is given by Buyer), are inaccurate in any respect and materially adverse to the party giving such termination notice unless the inaccuracy has been induced by or is the result of actions or omissions of the party giving such termination notice; or

                        (B) Any material obligation to be performed by Buyer (if such termination notice is given by Seller) or by Seller (if such termination notice is given by Buyer) is not timely performed in any material respect unless the lack of timely performance has been induced by or is the result of actions or omissions of the party giving such termination notice; or

                        (C) Any condition (other than those referred to in fore-going Clauses (A) and (B) to the obligation to close the transaction
           -----------     ---
contemplated herein of the party giving such termination notice has not been timely satisfied;

and any such inaccuracy, failure to perform or non-satisfaction of a condition neither has been cured nor satisfied within twenty (20) days after written notice thereof from the party giving such termination notice nor waived in writing by the party giving such termination notice.

     (b) Written notice from Seller to Buyer, or from Buyer to Seller, at any time after June 30, 1997 provided that termination shall not occur upon the giving of such termination notice by Seller if Seller is at such time in material default hereunder or upon the giving of such termination notice by Buyer if Buyer is at such time in material default hereunder.

     (C) Written notice from Seller to Buyer, or from Buyer to Seller, at any time following a determination by the FCC that the application for consent to assignment of the FCC Licenses has been designated for hearing; provided that the party which is the subject of the hearing (or whose alleged actions or omissions resulted in the designation for heating) may not elect to terminate under this subsection (c).

     (d) The written election by Buyer under Article XI.
                                           ------------

     10.2  OBLIGATIONS UPON TERMINATION.
           -----------------------------

   (a) In the event this Agreement is terminated pursuant to Section 10.1
                                                             ------------
(a)(ii)(A) or (B), the aggregate liability of Buyer for breach hereunder shall
----------    ---
be limited as provided in Subsections (c) and (e), below and the aggregate
                          -----------------------
liability for Seller for breach hereunder shall be limited as provided in

Subsections (d) and (e), below. In the event this Agreement is terminated for
-----------------------
any other reason, neither party shall have any liability hereunder.

     (b) Upon termination of this Agreement, Buyer shall be entitled to the return of the Earnest Money from the Escrow Agent under the Escrow Agreement
(i) if such termination is effected by Buyer's giving of valid written notice to Seller pursuant to Subsections 10.1 (a), (b) (c) or (d), or (ii) if such
                      ------------------------------------
termination is effected by Seller's giving of valid written notice to Buyer pursuant to Subsections 10.1 (a)(ii)(C), 10.1 (b) or 10.1 (c). If Buyer is
            -------------------------------------------------
entitled to the return of the Earnest Money, Seller shall cooperate with Buyer in taking such action as is required under the Escrow Agreement in order to effect such return from the Escrow Agent.

     (c) If this Agreement is terminated by Seller's giving of valid written notice to Buyer pursuant to Subsection 10.1 (a)(ii)(A) or (B), Buyer agrees that
                            ---------------------------------
Seller shall be entitled to receive upon such termination, as liquidated damages and not as a penalty, the Earnest Money ("Liquidated Damages Amount"). SELLER'S RECEIPT OF THE EARNEST MONEY SHALL CONSTITUTE PAYMENT OF LIQUIDATED DAMAGES HEREUNDER AND NOT A PENALTY, AND SHALL BE SELLER'S SOLE REMEDY AT LAW OR IN EQUITY FOR BUYER'S BREACH HEREUNDER IF CLOSING DOES NOT OCCUR. BUYER AND SELLER EACH ACKNOWLEDGE AND AGREE THAT THE LIQUIDATED DAMAGES AMOUNT IS REASONABLE IN LIGHT OF THE ANTICIPATED HARM WHICH WILL BE CAUSED BY BUYER'S BREACH OF THIS AGREEMENT, THE DIFFICULTY OF PROOF OF LOSS, THE INCONVENIENCE AND NON-FEASIBILITY OF OTHERWISE OBTAINING AN ADEQUATE REMEDY, AND THE VALUE OF THE TRANSACTION TO BE CONSUMMATED HEREUNDER.

   (d) Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of the following sentences, if this Agreement is terminated by Buyer's giving of written notice to Seller pursuant to Subsection
                                                                     ----------
10.1 (a), Buyer shall not be entitled to damages or indemnification from Seller.
--------
Subject to the following sentence, if Seller attempts to terminate this Agreement under circumstances where it is not entitled to do so, or if Seller, by its own action, causes a breach of warranty or fails to satisfy a condition (including without limitation a refusal to consummate the transaction after Buyer has satisfied all conditions to Seller's obligation to close and Buyer has demonstrated its willingness and ability to close on the terms set forth in this Agreement and Buyer is not in default hereunder) with the intent of creating a situation whereby Buyer elects to terminate under Section 10.1 (a) and Buyer
                                                  ----------------
does so elect to terminate, the monetary damages, if any, to which Buyer shall be entitled shall be limited to direct and actual damages and shall in no event exceed Three Hundred Thousand Dollars ($300,000) in the aggregate.

   (e) In any dispute between Buyer and Seller as to which party is entitled to all or a portion of the Earnest Money, the prevailing party shall receive, in addition to that portion of the Earnest Money to which it is entitled, an amount equal to interest on that portion at the rate of 10% per annum, calculated from the date the prevailing party's demand for all or a portion of the Earnest Money is received by the Escrow Agent.

   10.3 TERMINATION NOTICE. Each notice given by a party pursuant to Section
        -------------------                                          -------
10.1 to terminate this Agreement shall specify the Subsection (and clause or
----
clauses thereof) of Section 10.1 pursuant to which such notice is given.
                            ----

                              ARTICLE XI CASUALTY
                              -------------------

   Upon the occurrence of any casualty loss, damage or destruction material to the operation of the Station prior to the Closing, Seller shall promptly give Buyer written notice setting forth in detail the extent of such loss, damage or destruction and the cause thereof if known. Seller shall use its reasonable efforts to promptly commence and thereafter to diligently proceed to repair or replace any such lost, damaged or destroyed property; provided, however, that if Seller shall have complied with Section 5.1 (b) hereof, Seller shall have no obligation to incur any costs or expenses for such repair or replacement not covered by insurance available therefore. In the event that the repair or replacement of any such lost, damaged or destroyed property is not fully completed prior to the Closing Date, Buyer may elect to: (a) terminate this Agreement; (b) postpone the Closing until Seller's repairs have been fully completed; or (c) consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property (such assignment of proceeds to take place regardless of whether the parties close on the scheduled or deferred Closing Date) and Buyer shall accept the damaged Sale Assets in their damaged condition. In the event the loss, damage or destruction causes or will cause the Station to be off the air for more than seven (7) consecutive days or fifteen (15) total days, whether or not consecutive, then Buyer may elect either (i) to consummate the transactions contemplated hereby on the Closing Date, in which event Seller shall assign to Buyer the portion of the insurance proceeds (less all reasonable costs and expenses, including without limitation attorney's fees, expenses and court costs, incurred by Seller to collect such amounts), if any, not previously expended by Seller to repair or replace the damaged or destroyed property, and Buyer shall accept the damaged Sale Assets in their damaged condition, or (ii) to terminate this Agreement.

                                  ARTICLE XII
                                  -----------

                               CONTROL OF STATION
                               ------------------

   Except as otherwise provided in the LMA, between the date of this Agreement and the Closing Date, Buyer shall not control, manage or supervise the operation of the Station or conduct of its business, all of which shall remain the sole responsibility and under the control of Seller, subject to Seller's compliance with this Agreement.

                                 ARTICLE XIII
                                 ------------

                                 MISCELLANEOUS
                                 -------------

   13.1 FURTHER ACTIONS. From time to time before, at and after the Closing,
        ----------------
each party, at its expense and without further consideration, will execute and deliver such documents to the other party as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

   13.2 ACCESS AFTER THE CLOSING DATE. After the Closing and for a period of
        ------------------------------
thirty-six (36) months, Buyer shall provide Seller, Seller's counsel, accountants and other representatives with reasonable access during normal business hours to the books, records, property, personnel, contracts, commitments and documents of the Station pertaining to transactions occurring prior to the Closing Date when requested by Seller, and Buyer shall retain such books and records for the normal document retention period of Buyer. At the request and expense of Seller, Buyer shall deliver copies of any such books and records to Seller.

   13.3 PAYMENT OF EXPENSES.
        --------------------

       (a) Any fees assessed by the FCC in connection with the filings contemplated by Section 5.2(a) or consummation of the transactions contemplated
                --------------
hereby shall be shared equally between Seller and Buyer.

       (b) All state or local sales or use, stamp or transfer, grant and other similar taxes payable in connection with consummation of the transactions contemplated hereby shall be paid by the party primarily liable under applicable law to pay such tax.

       (c) Except as otherwise expressly provided in this Agreement, each of the parties shall bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement and the consummation of the transactions contemplated herein.

   13.4 SPECIFIC PERFORMANCE. Seller acknowledges that the Station is of a
        ---------------------
special, unique, and extraordinary character, and that any breach of this Agreement by Seller could not be compensated for by damages. Accordingly, if Seller shall breach its obligations under this Agreement, Buyer shall be entitled, in addition to any of the remedies that it may have, to enforcement of this Agreement (subject to obtaining any required approval of the FCC) by decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement. In any action by Buyer to equitably enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agrees that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security.

   13.5 NOTICES. All notices, demands or other communications given hereunder
        --------
shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class, postage prepaid, or by telex, cable, telegram, facsimile machine or similar written means of communication, addressed as follows:

   (a) if to Seller, to:

               Mr. Peter Ottmar
               Mercury Print and Mail
               P.O. Box 6447
               Providence, RI 02940
               Facsimile No.: (401) 728-1865

   with a copies to:

               Thomas E. Neely, Esq.
               Hale & Dorr
               60 State Street
               Boston, MA 02109
               Facsimile No.: (617) 526-5000

   and

               Peter Tannenwald, Esq.
               Irwin, Campbell & Tannenwald
               1730 Rhode Island Ave., NW, Suite 200
               Washington D.C. 20036-5101
               Facsimile No.: (202) 728-0354

   (b) if to Buyer, to:

               Salem Communications Corporation
               4880 Santa Rosa Road, Suite 300
               Camarillo, California 93012
               Facsimile No.: (805) 482-7290
               Attention:  Jonathan L. Block, Esq.
                           Corporate Counsel

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third (3rd) business day following the date mailed, and (ii) if personally delivered or otherwise sent as provided above, on the date received.

   13.6 ENTIRE AGREEMENT. Except as provided in the following sentence, this
        ------------------
Agreement, the Schedules and Exhibits hereto, and the other Documents constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties with respect to the subject matter hereof. The execution of this Agreement shall in no way terminate or modify the rights of Buyer to otherwise acquire the Station in the future (by reason of its rights as successor to an option held by American Radio Systems) unless this Agreement is terminated as the result of Buyer's failure to act in good faith to pursue and effect the consummation of the Station pursuant to the terms set forth herein.

   13.7 BINDING EFFECT; BENEFITS. Except as otherwise provided herein, this
        -------------------------
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

   13.8 ASSIGNMENT. This Agreement and any rights hereunder shall not be
        -----------
assignable by either party hereto without the prior written consent of the other party, except that Buyer may assign its rights and obligations to an entity controlled directly or indirectly by Edward G. Atsinger III and Stuart W. Epperson without the prior written consent of Seller.

   13.9 GOVERNING LAW. This Agreement shall in all respects be governed by and
        --------------
construed in accordance with the laws of the Commonwealth of Massachusetts, including all matters of construction, validity and performance.

   13.10 BULK SALES. Buyer hereby waives compliance by Seller with the
         -----------
provisions of the Bulk Sales Act and similar laws of any state or jurisdiction, if applicable. Seller shall, in accordance with Article IX, indemnify and hold
                                                -----------
Buyer harmless from and against any and all claims made against Buyer by reason of such non-compliance.

   13.11 SECTION 1031 ASSET EXCHANGE. The parties acknowledge that each may
         ----------------------------
desire to effectuate a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (the "Code"), which may include a non-simultaneous exchange, with respect to the sale and acquisition of the Sale Assets. The parties agree to cooperate with each other in connection therewith, provided each party participating in such an exchange agrees to hold the other free and harmless of, and indemnify the other from, any liabilities, claims, costs, damages, expenses and fees (including attorneys' fees) which may arise out of said party's participation in a tax-deferred exchange, including without limitation any claims by the Internal Revenue Service.

   13.12 AMENDMENTS AND WAIVERS. NO term or provision of this Agreement may be
         -----------------------
amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

   13.13 SEVERABILITY. Any provision of this Agreement which is unenforceable in
         -------------
any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

   13.14 HEADINGS. The captions in this Agreement are for convenience of
         ---------
reference only and shall not define or limit any of the terms or provisions hereof.

   13.15 COUNTERPARTS. This Agreement may be executed in any number of
         -------------
counterparts, and by either party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   13.16 REFERENCES. All references in this Agreement to Articles and Sections
         -----------
are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

   13.17 SCHEDULES AND EXHIBITS. Unless otherwise specified herein, each
         -----------------------
Schedule and Exhibit referred to in this Agreement is attached hereto, and each such Schedule and Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

   IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

"SELLER"                                  "BUYER"

BACK BAY BROADCASTERS, INC.               NEW ENGLAND CONTINENTAL MEDIA, INC.



By /s/ Peter Ottman                       By /s/ Eric H. Halvorson
   ------------------------                  ------------------------
       Peter Ottman                              Eric H. Halvorson
       Chairman/Chief Executive Officer          Executive Vice President

                                  SCHEDULE 3.4
                                  ------------

               NAME                               DESCRIPTION
---------------------------------        ---------------------------------

The Flatley Company                      Office Lease

Fellsway Plaza Trust                     Tower Land Lease

Federal Communications Commission        FCC Licenses

Bloomberg Communications, Inc.           Programming

SMI Multi Media Group                    Programming - Don McDonald

Westwood One                             Programming - Bruce Williams

FirstCom                                 Production Library

Tokai Financial Services                 Telephone equipment


Notwithstanding the disclosure of the required consents herein, except as specifically provided in this Agreement, the failure to obtain such consents shall not be a condition precedent to the obligations of the parties hereto, or either of them, to complete the transactions contemplated by this Agreement.

                                 SCHEDULE 3.6
                                 ------------

                                 SEE ATTACHED.

                                  SCHEDULE 3.7
                                  ------------

1. License for Station WBNW(AM), Boston, MA, FCC File No. BR-901203UW, renewing authority to operate facilities specified in FCC File No. BZ-861022AM, expiring October 1, 1998. Assignment of license to Back Bay Broadcasters, Inc. authorized under FCC File No. BAL-940405EA, granted June 1, 1994. Transfer of control to James H. Ottmar and Peter H. Ottmar (50% each authorized under FCC File No. BTC-941130EA, granted December 21, 1994. Frequency 590 KHz.

2. Studio transmitter link used by WBNW, call sign WLO-559, frequency 946.5 MHz, expiring October 1, 1998.

3.    Remote pickup license used by WBNW, call sign KVY914, frequency 450.95
MHz.

4.    Remote control point under File No. BRC-951006AB, granted 3/7/96.

5. Microwave license, call sign WNEF-633, used for security camera at transmitter site, expires 10/14/98.

                                  SCHEDULE 3.8
                                  ------------

AGREEMENTS BUYER ELECTS TO ASSUME:
----------------------------------

     Capital Engineering (Maintenance) - through March 31, 1997.

     Harvard University (Football) - through 1997 season.

     Metro Traffic Control (Traffic Reports) - through January 24, 1997. Seller to give notice of termination at least 90 days prior to January 24, 1997.

     Tower Site Lease - through remainder of 20 year term. (Consent Required)

     Studios/Offices - through remainder of 20 year term. (Consent Required)

     University of Massachusetts (Men's Basketball) - through 1996/1997 regular season

AGREEMENTS BUYER ELECTS NOT TO ASSUME:
--------------------------------------

     AFTRA - Collective Bargaining Agreement
     Bloomberg Financial News
     Capitol Engineering
     FirstCom
     The Media Audit
     New England Weather Bureau
     Tokai Financial Services
     Richard Shafer
     Tofias Fleishman Shapiro & Co.
     SMI Multi Media Group
     Westwood One
     Joan Venocchi
     Steve Bailey
     John Hannah
     Josh Hyatt
     Maryhelen Gillespie
     CBSI (Traffic/Accounting Software)

                                 SCHEDULE 3.9
                                 ------------

1. Back Bay Broadcasters, Inc. v. Michele E. Merolla, et al, Attleboro District Court. This is a claim by Back Bay against Merolla for failure to honor a sales contract, to which Merolla has filed a counterclaim alleging breach of contract to sell Merolla real estate. Merolla asked damages in excess of $57,000.

2. BBB adv. Associated Press - Boston Municipal Court. The Associated Press has sued BBB alleging breach of contract and asking for damages of $75,900 plus costs and interests.

3. BBB v. Merolla Chiropractic, Attleboro District Court. This is a companion case to the case referred to at item #1 above, and Merolla Chiropractic has failed to pay approximately $5,500 owed to Back Bay.

                                 SCHEDULE 3.10
                                 -------------

1. AFTRA - WBNW 1995-97 Collective Bargaining Agreement between Back Bay Broadcasters, Inc. and American Federation of Television and Radio Artists. (2/1/95-1/31/97).

2. Agreement dated February 8, 1994 with Local Union No. 1228 of the International Brotherhood of Electrical Workers (AFL-CIO).

                                 SCHEDULE 3.17
                                 -------------

Buyer and Seller acknowledge that Gary Stevens & Co., Inc. and Media Services Group, Inc. acted as the brokers with respect to this transaction. All fees due Gary Stevens & Co., Inc. arising out of this transaction shall be paid in full by Buyer. All fees due Media Services Group, Inc. shall be paid in full by Seller.

                                ESCROW AGREEMENT
                                ----------------

   THIS ESCROW AGREEMENT (the "Agreement") is made as of this __ day of December, 1996 by and among BACK BAY BROADCASTERS, INC. ("Seller"), NEW ENGLAND CONTINENTAL MEDIA, INC. ("Buyer"), and MEDIA SERVICES GROUP, INC. ("Escrow Agent").

                                   WITNESSETH

   WHEREAS, concurrently with the execution of this Agreement, Seller and Buyer are entering into an Asset Purchase Agreement (the "Purchase Agreement"), pursuant to which Seller has agreed to sell to Buyer, subject to the terms and conditions of the Purchase Agreement, substantially all the assets used in the operation of radio station WBNW-AM, Boston, Massachusetts; and

   WHEREAS, the Purchase Agreement provides, upon the terms and conditions set forth therein, for Buyer to deposit into escrow the amount of Three Hundred Thousand Dollars ($300,000) (the "Escrow Deposit"), and

   WHEREAS, the Escrow Deposit shall be held by the Escrow Agent subject to the terms and conditions hereof.

   NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in the Purchase Agreement, the parties hereto agree as follows:

   1. The Escrow Agent is hereby appointed and shall have all the rights, powers, duties and obligations hereinafter provided, and the Escrow Agent accepts such appointment.

   2. Concurrently with the execution and delivery of this Agreement, Buyer has deposited with the Escrow Agent, in escrow, the Escrow Deposit. The Escrow Deposit shall be held and disbursed by Escrow Agent as hereinafter set forth.

   3. The Escrow Agent agrees to accept Buyer's deposit of the Escrow Deposit. The Escrow Agent agrees to invest and reinvest the Escrow Deposit in accordance with the following provisions:

   (a) The Escrow Agent shall invest and reinvest the Escrow Deposit in one or more of the following investments as selected from time to time by the Escrow Agent in its discretion (the "Obligations"):

                                                                       EXHIBIT A

       (i) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, or

       (ii) money market funds or certificates of deposit issued by any bank, trust company or national banking association, provided the capital stock, surplus, and undivided profits of such institution are not less that Fifty Million Dollars ($50,000,000), or

       (iii) Money market funds authorized to invest solely in direct obligations of the United States of America.

   (b) The Obligations shall have a maturity of thirty (30) days or less during the sixty (60) days immediately after deposit of the Escrow Deposit, and thereafter shall be available on demand without penalty unless Escrow Agent is otherwise directed in writing by both Seller and Buyer.

   (c) Notwithstanding anything else in this Agreement to the contrary, interest and other earnings on the Escrow Deposit shall be distributed by the Escrow Agent to Buyer from time to time upon the request of Buyer.

   4. If the Escrow Agent shall receive a certificate in the form of Exhibit B
                                                                     ---------
executed by an authorized officer of each of Buyer and Seller named on Exhibit A
                                                                       ---------
(each, an "Authorized Officer"), the Escrow Agent shall deliver the Escrow Deposit to Seller not more than one (1) business day after receipt of such certificate.

   5. If the Escrow Agent shall receive a certificate in the form of Exhibit C
                                                                     ---------
executed by an Authorized Officer of each of Buyer and Seller, the Escrow Agent shall deliver the Escrow Deposit to Buyer not more than one (1) business day after receipt of such certificate.

   6. Either Buyer or Seller, on its own, may request the Escrow Agent to release the Escrow Deposit to it by sending a written request to the Escrow Agent, with a copy to the other party, which request shall state the basis upon which the Buyer or Seller is requesting the release of the Escrow Deposit. The Escrow Agent shall deliver the Escrow Deposit to the requesting party if the other party hereto has not objected in writing to such written request with seven (7) business days after the date of receipt of the request by the Escrow Agent.

   7. If a controversy arises between the parties hereto with respect to the release of the Escrow Deposit, the Escrow Agent shall not be required to resolve such controversy or take any action, but shall await final resolution of the controversy by joint written instructions from the parties hereto or pursuant to a nonappealable order from a court of competent jurisdiction. In any dispute between the Buyer and Seller as to which party is entitled to all or a portion of the Escrow Deposit, the prevailing party shall receive from the losing party, in addition to that portion of the Escrow Deposit to which it is entitled, an amount equal to interest on that portion of the Escrow Deposit to which it is entitled at the rate of ten percent (10%) per annum, calculated from the date the prevailing party's demand for all or a portion of the Escrow Deposit is received by the Escrow Agent.

   8. The Escrow Agent's duties are only such as are specifically provided herein, and the Escrow Agent shall incur no liability whatsoever to Buyer or Seller except for gross negligence or willful misconduct. The Escrow Agent shall have no responsibility hereunder other than to follow the instructions herein contained. The Escrow Agent may consult with counsel and shall be fully protected in any action taken reasonably and in good faith in accordance with any written instructions given to it hereunder and believed by it reasonably and in good faith to have been executed by the proper parties.

   9. As between Seller and Buyer on the one hand and Escrow Agent on the other, Seller and Buyer shall be jointly and severally liable to indemnify Escrow Agent for all reasonable costs, charges, damages and expenses, including but not limited to reasonable attorneys' fees (the "Indemnifiable Costs") incurred by Escrow Agent arising out of or in connection with the performance of its obligations under this Agreement, provided that Indemnifiable Costs shall not include any costs, charges, damages or expenses, including attorneys' fees, arising out of or in connection with Escrow Agent's gross negligence or willful misconduct. Solely as between Seller and Buyer in connection with any controversy or litigation regarding the Escrow Deposit, (i) the one of them who as a claimant fails to obtain a majority of the relief sought, or who as a defendant or respondent fails to obtain denial by a judgment not subject to further appeal of a majority of the relief sought by the other, shall be responsible for payment of all of the Escrow Agent's Indemnifiable Costs relating to the controversy or litigation in question; and (ii) in any other event, Seller and Buyer shall each be responsible for payment of one-half of Escrow Agent's Indemnifiable Costs.

   10. Escrow Agent agrees to serve without compensation for the services to be rendered hereunder.

   11. The obligations of Seller and Buyer to indemnify Escrow Agent under

Paragraph 9 shall survive termination of this Agreement.
-----------

   12. The Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor escrow agent shall have been appointed by the Escrow Agent and approved by Seller and Buyer and shall have accepted such appointment in writing. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of both Buyer and Seller petition any court of competent jurisdiction for the appointment of a successor escrow agent.

   13. In the event of any litigation between Seller and Buyer involving a disputed claim to the Escrow Deposit, the one of them who is the prevailing party shall be entitled to receive from the other reasonable attorneys' fees and other reasonable costs and expenses reasonably incurred by the prevailing party in connection with such litigation regardless of whether such litigation is prosecuted to judgment. As used herein, "prevailing party" shall mean in the case of a claimant, one who is successful in obtaining a majority of the relief sought, and in the case of a defendant or respondent, one who is successful in obtaining denial by a judgment not subject to further appeal of a majority of the relief sought by the claimant.

   14. If a controversy arises between the parties hereto with respect to the release of the Escrow Deposit, any of the Seller, Buyer or Escrow Agent shall, at its option, file an action or bill in interpleader, or similar action for such purpose, in a court of competent jurisdiction and the Escrow Agent shall promptly pay the Escrow Deposit into said court, in which event the Escrow Agent's duties, responsibilities and liabilities under this Agreement shall terminate.

   15. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

   16. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sufficiently given if delivered by overnight delivery service or sent by registered or certified mail, first class postage prepaid, or by telegram, facsimile machine or similar written means of communication, addressed as follows:

       (a) if to the Escrow Agent, to:

               Media Services Group, Inc.
               170 Westminster Street
               Suite 701
               Providence, RI 02903
               Facsimile No.: (401) 454-3131

       (b) if to Seller, to:

               Mr. Peter Ottmar
               Mercury Print and Mail
               P.O. Box 6447
               Providence, RI 02940
               Facsimile No.: (401) 724-1865

       with a copies to:

               Thomas E. Neely, Esq.
               Hale & Dorr
               60 State Street
               Boston, MA 02109
               Facsimile No.: (617) 526-5000

   and

               Peter Tannenwald, Esq.
               Irwin, Campbell & Tannenwald
               1730 Rhode Island Ave., NW, Suite 200
               Washington D.C. 20036-3101
               Facsimile No.: (202) 728-0354

   (b) if to Buyer, to:

               Salem Communications Corporation
               4880 Santa Rosa Road, Suite 300
               Camarillo, California 93012
               Facsimile No.: (805) 482-7290
               Attention:  Jonathan L. Block, Esq.
                           Corporate Counsel

or any such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date so mailed, and (ii) if personally delivered or sent by overnight mail or otherwise sent as provided above, on the date received.

   17. This Agreement shall terminate upon valid delivery of the Escrow Deposit to Seller and/or Buyer or to a successor escrow agent which executes an Escrow Agreement substantially similar to this Agreement.

   18. Buyer's Federal Taxpayer Identification Number is 77-0121400.

        IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first written.

"SELLER"                                    "BUYER"

BACK BAY BROADCASTERS, INC.                 NEW ENGLAND CONTINENTAL MEDIA, INC.

By:                                         By:
   ---------------------------                 --------------------------------
     Peter Ottmar                                Eric H. Halvorson
     Chairman/Chief Executive Officer            Executive Vice President

                                            "ESCROW AGENT"

                                            MEDIA SERVICES GROUP, INC.

                                            By:
                                               --------------------------------

                                   EXHIBIT A
                                   ---------

                              TO ESCROW AGREEMENT
                              -------------------

                       SIGNATURES OF AUTHORIZED OFFICERS
                       ---------------------------------


"SELLER"                                 "BUYER"

BACK BAY BROADCASTERS, INC.              NEW ENGLAND CONTINENTAL MEDIA, INC.

By:                                      By:
   -------------------------------          -------------------------------
     Peter Ottmar                             Eric H. Halvorson
     Chairman/Chief Executive Officer         Executive Vice President

                                   EXHIBIT B
                                   ---------

                              TO ESCROW AGREEMENT
                              -------------------

   This Certificate is presented pursuant to Section 4 of the Escrow Agreement, dated December 4, 1996 by and among BACK BAY BROADCASTERS, INC. ("Seller"), NEW ENGLAND CONTINENTAL MEDIA, INC. ("Buyer") and MEDIA SERVICES GROUP, INC. ("Escrow Agent"). All capitalized terms used and not otherwise defined shall have their respective meanings provided in the Escrow Agreement.

   Pursuant to Section 4 of the Escrow Agreement, Seller and Buyer DO HEREBY CERTIFY that Seller is entitled to delivery of the Escrow Deposit.

   Accordingly, the Escrow Agent is hereby directed to deliver the Escrow Deposit to Seller within one (1) business day of the receipt of this Certificate.

   IN WITNESS WHEREOF, the undersigned have hereunto set their hand as of the date indicated.

Dated:__________, 1997.

"SELLER"                                  "BUYER"

BACK BAY BROADCASTERS, INC.               NEW ENGLAND CONTINENTAL MEDIA, INC.

By:                                       By:
   ----------------------------------         ---------------------------
     Peter Ottmar                                Eric H. Halvorson
     Chairman/Chief Executive Officer            Executive Vice President

                                   EXHIBIT C
                                   ---------

                              TO ESCROW AGREEMENT
                              -------------------

        This Certificate is presented pursuant to Section 5 of the Escrow Agreement, dated December 4, 1996 by and among BACK BAY BROADCASTERS, INC. ("Seller"), NEW ENGLAND CONTINENTAL MEDIA, INC. ("Buyer") and MEDIA SERVICES GROUP, INC. ("Escrow Agent"). All capitalized terms used and not otherwise defined shall have their respective meanings provided in the Escrow Agreement.

        Pursuant to Section 5 of the Escrow Agreement, Seller and Buyer DO HEREBY CERTIFY that Buyer is entitled to delivery of the Escrow Deposit.

        Accordingly, the Escrow Agent is hereby directed to deliver the Escrow Deposit to Buyer within one (1) business day of the receipt of this Certificate.

       Dated:___________, 1997.

"SELLER"                                     "BUYER"

BACK BAY BROADCASTERS, INC.                  NEW ENGLAND CONTINENTAL MEDIA, INC.

By:                                          By:
   ----------------------------------           ----------------------
     Peter Ottmar                               Eric H. Halvorson
     Chairman/Chief Executive Officer           Executive Vice President